Exhibit 99.1

SETTLEMENT AND MUTUAL RELEASE AGREEMENT

This Settlement and Mutual Release Agreement (the “Agreement”) is made and entered into by and between FC Global Realty Incorporated f/k/a PhotoMedex, Inc. (“FC Globlal”) and DS Healthcare Group, Inc. (“DSH”). FC Global and DSKX may be individually referred to as “Party” and collectively as the “Parties.”

RECITALS

WHEREAS, on or about June 21, 2019, FC Global filed a civil action for damages against DSH in the United States District Court for the Southern District of Florida which lawsuit is captioned FC Global Realty Incorporated f/k/a PhotoMedex, Inc. v. DS Healthcare Group, Inc. and is identified as Civil Action No. 1:19-cv-22589-KMW (the “Lawsuit”); and

WHEREAS, in the Lawsuit FC Global alleges that DSH breached its obligations under that certain Confidential Settlement and Mutual Release Agreement dated June 23, 2017 (the “Prior Settlement Agreement”); and

WHEREAS, DSH denies liability to FC Global in the Lawsuit; and

WHEREAS, the Parties wish to avoid the expense and delay of litigation by settling the Lawsuit, and any and all other claims that may exist, whether known or unknown, subject and pursuant to the terms of this Agreement.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and conditions herein set forth, the receipt and sufficiency of which is hereby acknowledged, the undersigned Parties to this Agreement agree as follows:

1. Effective Date. The effective date (“Effective Date”) of this Agreement shall be the latter of the execution dates identified below.

2. Settlement Payment. DSH shall pay FC Global the total principal sum of Eight Hundred Thousand Dollars ($800,000.00) (the “Settlement Payment”), along with applicable interest, as follows:

a.	Instructions. Any payment due under this Agreement shall be made by wire sent to:

Account Name:
Account #:
Bank Name:
Bank Address:

SWIFT Code:
ABA#:

b.	Initial Payment. On or before Friday, September 13, 2019, DSH shall pay to FC Global the sum of Eighty Thousand Dollars ($80,000.00) (the “Initial Payment”).

c.	Subsequent Monthly Payments. I addition to the Initial Payment, DSH shall pay FC Global the total principal sum of Seven Hundred Twenty Thousand Dollars ($720,000) plus simple interest accruing from the date of the Initial Payment at the rate of six percent per annum (6%) over no more than forty-eight monthly payments. Provided that DSH does not exercise its right to prepayment without penalty set forth in this Section, DSH shall pay the sum of Sixteen Thousand Nine Hundred and Nine Dollars and Twenty-Two Cents ($16,909.22) each month (the “Monthly Payments”). The first Monthly Payment shall be due on October 15, 2019, provided that DSH made the Initial Payment on or before September 15, 2019. The remaining forty-seven (47) Monthly Payments shall be due on or before the 15th day of each successive month beginning with November 2019.

d.	No Prepayment Penalty. DSH may prepay the principal amount outstanding, in full or in part, at any time without any prepayment penalty. In that event, DSH may, at its sole and exclusive discretion, reduce the amount of any remaining Monthly Payments pro rata.

e.	Default, Notice and Right to Cure. Failure by DSH to pay any Monthly Payment when due, after written notice to cure and failure to cure within 10 days of receipt of notice, shall result in the remaining principal balance of the Settlement Payment accelerating and becoming immediately due and payable, with simple interest accruing at the rate of six percent per annum (6%) until full satisfaction of any unpaid amount and FC Global shall be entitled to seek immediate relief pursuant to paragraph 4, hereof, for collection of the unpaid and accelerated amount due including interest thereon.

3. Security. DSH hereby grants FC Global a security interest in DSH’s future accounts receivable for the purpose of securing the remaining balance of the Settlement Payment until such time as it has been paid in full and agrees to cooperate with FC Global to execute such documents and paperwork, as appropriate, to record and document such security interest.

4. Dismissal of the Lawsuit. Within five (5) business days of receipt of the Initial Payment by FC Global and upon agreement from counsel for DSH to include his e-signature, counsel for FC Global shall execute and file a Stipulation of Dismissal of the Lawsuit, with prejudice, subject only to the Court retaining jurisdiction to enforce the terms of this Agreement pursuant to Federal Rules of Civil Procedure (the “Dismissal”). The Dismissal shall provide that each Party is to bear its own attorney’s fees and costs; notwithstanding the foregoing the Dismissal shall explicitly provide and require that the Court is to retain jurisdiction to enforce the terms of this Agreement and that any aggrieved party hereto may seek to enforce this Agreement pursuant to the settlement of the Lawsuit.

5. Mutual Releases.

a.	FC Global, on behalf of itself, its predecessors, including but not limited to PhotoMedex, Inc., successors, direct and indirect parent companies, direct and indirect subsidiary companies, companies under common control with any of the foregoing, affiliates, and assigns, and its and their past, present, and future officers, directors, shareholders, interest holders, members, partners, attorneys, agents, employees, managers, representatives, assigns, and successors in interest, and all persons acting by, through, under, or in concert with them, and each of them (collectively, the “FC Global Releasors”), hereby release and discharge DSH, together with its predecessors, successors, direct and indirect parent companies, direct and indirect subsidiary companies, companies under common control with any of the foregoing, affiliates, and assigns and its and their past, present, and future officers, directors, shareholders, interest holders, members, partners, attorneys, agents, employees, managers, representatives, assigns, and successors in interest, and all persons acting by, through, under, or in concert with them, and each of them (collectively, the “DSH Releasees”), from all known and unknown charges, complaints, claims, grievances, liabilities, obligations, promises, agreements, controversies, damages, actions, causes of action, suits, rights, demands, costs, losses, debts, penalties, fees, expenses (including attorneys’ fees and costs actually incurred), and punitive damages, of any nature whatsoever, known or unknown, which any of the FC Global Releasers has, or may have had, whether or not apparent or yet to be discovered, or which may hereafter develop, for any acts or omissions occurring on or before the Effective Date of this Agreement relating to the Prior Settlement Agreement, including, but not limited to, the claims that were asserted in the Lawsuit and any claims that could have been asserted in the Lawsuit.

b.	DSH, on behalf of itself and all of the other DSH Releasees, hereby releases and discharges the FC Global Releasors from all known and unknown charges, complaints, claims, grievances, liabilities, obligations, promises, agreements, controversies, damages, actions, causes of action, suits, rights, demands, costs, losses, debts, penalties, fees, expenses (including attorneys’ fees and costs actually incurred), and punitive damages, of any nature whatsoever, known or unknown, which DSH has, or may have had, whether or not apparent or yet to be discovered, or which may hereafter develop, for any acts or omissions occurring on or before the Effective Date relating to the Prior Settlement Agreement.

c.	The Parties agree that the releases set forth in this Agreement shall not be interpreted as encompassing or precluding any claim for breach of any Party’s obligations under this Agreement.

6. Informed Release. The Parties acknowledge that the releases in this Agreement extend to acts or omissions occurring on or before the Effective Date as well as any claims that may presently exist but which the Parties may not discover until sometime in the future. The Parties will not be able to bring those claims, even if they are not discovered until a future date, and the Parties waive any legal protections that may exist under any state’s law against the release of such currently unknown claims.

7. Representations. The Parties also warrant and represent that they have the right to enter into this Agreement, including the full right and power to grant the releases set forth herein, and that neither has assigned nor otherwise transferred to any third party any claim or right subject to the releases herein. FC Global warrants and represents: (i) that it is the successor in interest to PhotoMedex, Inc.; (ii) that FC Global is the proper party in interest to the Prior Settlement Agreement with DSH; (iii) that FC Global did not acquire any of its asserted rights under the Prior Settlement Agreement by assignment; and (iv) that neither PhotoMedex, Inc. nor FC Global has assigned or otherwise transferred any right or interest in the Prior Settlement Agreement.

8. Notices. All notices required or permitted hereunder shall be in writing and shall be sent via commercial overnight delivery service with signature required and addressed to the following:

If as to FC Global:	Mr. John Hartman
15150 N. Hayden Rd.
Suite 235
Scottsdale, Az 85260

With copy to:	Joseph Wolfson
Stevens & Lee, P.C.
1818 Market Street
Philadelphia, PA 19103

If as to DSH:	Dr. Fernando Tamez
Chief Executive Officer
DS Healthcare Group, Inc.
200 S. Biscayne Boulevard, Suite 2709
Miami, FL 33131

With copy to:	Daniel C. Mazanec
Greenspoon Marder LLP
600 Brickell Avenue, Suite 3600
Miami, FL 33131

9. No Admission. Nothing in this Agreement, nor any action taken by the Parties, including entering into this Agreement, shall in any way be construed as an admission or concession of any liability, fault, wrongdoing, or violation of law of any kind by any of the Parties.

10. Attorneys’ Fees and Costs. Both Parties agree to bear their own respective costs, fees, and expenses, including attorneys’ fees, in connection with the Lawsuit and this Agreement.

11. Assignability. This Agreement is not assignable, and any attempt to assign it shall be deemed a material breach hereof.

12. Entire Agreement. This Agreement constitutes the full and entire understanding and agreement between the Parties with regard to the subject matter hereof, and the terms and conditions contained herein shall inure to the benefit of, and be binding upon, the heirs, representatives, successors and assigns of each of the Parties hereto.

13. Voluntary Participation in this Agreement. Each Party acknowledges that it has had a full opportunity to consult with its own counsel concerning this Agreement, that it has carefully read and fully understands all of the provisions of this Agreement, that it has been given a reasonable period of time to consider signing this Agreement, that it is voluntarily signing this Agreement, and it has the capacity and authority to sign this Agreement on behalf of those persons and entities they purport to bind to this Agreement.

14. Amendment. No waiver, amendment or modification of this Agreement shall be effective unless in writing and signed by the Party against whom the waiver, amendment or modification is sought to be enforced. No waiver of any term, condition or default of this Agreement shall be construed as a waiver of any other term, condition or default.

15. Agreement Jointly Drafted. This Agreement is deemed to have been drafted jointly by the Parties. Any uncertainty or ambiguity shall not be construed for or against any Party based on attribution of drafting to any Party.

16. Headings. The headings included in this Agreement are for convenience only and do not in any way limit, alter or otherwise affect the matters contained in this Agreement.

17. Governing Law and Choice of Forum. The validity of this Agreement and any of its provisions and conditions, as well as the rights and duties of the Parties, shall be interpreted and construed pursuant to and in accordance with the laws of the state of Florida, without regard for its choice of laws principles, and shall be enforceable exclusively in the United States District Court for the Southern District of Florida, Miami Division. The Parties consent to jurisdiction in the state and federal courts located in Miami-Dade County, Florida solely for that limited purpose.

18. Severability. Should any term or provision of this Agreement be declared illegal, invalid or unenforceable by any court of competent jurisdiction and if such provision cannot be modified to be enforceable, such provision shall immediately become null and void, leaving the remainder of this Agreement in full force and effect. The language of all parts of this Agreement shall in all cases be construed as a whole, according to its fair meaning, and not strictly for or against any of the Parties.

19. Execution of Agreement. This Agreement may be executed by the signatures of each of the Parties hereto, or their authorized representatives, on multiple copies/counterparts of this Agreement, including copies transmitted electronically by .pdf, and shall be effective upon being so executed by all Parties hereto.

Remainder of Page Intentionally Blank / Signatures Follow on Next Page

IN WITNESS WHEREOF, this Agreement is executed by the Parties hereto on the date hereinafter indicated.

FC GLOBAL REALTY INCORPORATED F/K/A PHOTOMEDEX, INC.		DS HEALTHCARE GROUP, INC.

By:	/s/ John Hartman	By:	/s/ Fernando Tamez
Its:	CEO	Its:	CEO
Date:	September 11, 2019	Date:	September 13, 2019

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